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EXHIBIT 10.8
                                                                VELOCITY
                                                         PRODUCT SOLUTIONS, INC.


September 25, 2003
Mr. Blaine Froats
Chairman & CEO
Alternate Energy Corporation
3325 North Service Road, unit 104
Burlington, Ontario L7N 3G2 VIA EMAIL                               CONFIDENTIAL

Dear Blaine,

RE: LETTER OF ENGAGEMENT FOR MARKETING COMMUNICATIONS AND MANUFACTURING
    CONSULTING MANAGEMENT SERVICES

As per our meeting yesterday, this letter shall confirm our arrangements for a twelve (12) month consulting contract, effective October 1, 2003 through to September 30, 2004, between Velocity Product Solutions Inc. (VPSI) and Alternate Energy Corporation (AEC).

It is understood and acknowledged that VPSI is responsible for:

A)   Marketing and Communications:

     1) Undertake and complete Market Studies and Analysis for AEC's new hydrogen technology, to determine which markets and organizations to target, in what priority by segment, R.O.I. and geographic potential, how and when to market to them and with what messaging and marketing tools,

     2) Incorporate and develop a detailed Strategic Marketing Plan and Action Plan for the commercial launch of this new technology and/or products, as part of AEC's development of the full Business Plan,

     3) Assemble and manage a database of key industry contacts (including existing non-investor AEC contacts in Business Development, Markets, Media etc),

     4) Manage the communications for the company, including Public & Media Relations for key business markets (excluding Investor Relations, to be handled by Suzanne Brydon)


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B)   Engineering, Production and Operations:

     1) Work together with the existing senior Engineering group on the technology and product development,

     2)   Manage the product design development process,

     3) Research and develop a complete Manufacturing and Operations Plan, examining all key options for production.

Payment for Services:
---------------------

AEC shall pay for these consulting and management services with the granting of 200,000 shares of free trading common stock (symbol ARGY) to Velocity Product Solutions Inc., at no cost, upon the acceptance of this Engagement Letter, due to transfer to VPSI's holding agent (name and details to be confirmed by VPSI shortly). This transfer should be completed before October 3, 2003.

Terms:
------

1. AEC will fully disclose and make available upon the written approval of this document for planning purposes all relevant background data, product testing and technology reports, budget, any available business plans, documents/notes and all relevant contacts and information to assist VPSI in undertaking achieving the goals of this project.

2. Results of any evaluations and/or Business Plans that VPSI develops are the sole property of AEC.

3. As per the September 24/03 signed AEC Non-Disclosure Agreement, VPSI agrees to keep confidential all information derived from the work and agrees not to use or disclose such information except:

     a)   for the purposes of this Agreement,

     b) unless the information is publicly available or becomes publicly available through no fault of VPSI, or

     c)   as otherwise permitted by AEC in writing.

4. Any required associates and/or suppliers will sign an AEC Non-Disclosure, Non-Use and Non- Compete Agreement.

5. Indemnification: VPSI will not be held liable or responsible for punitive damages or claims of any kind, claimed by anyone against AEC, its owners or affiliates, or claims by AEC against VPSI based on the client-approved materials or supplied data, and/or VPSI recommendations.

6.   Any applicable GST and PST taxes are extra.

7. All required VPSI travel expenses including airfare, accommodations, per diems, car rental, etc. are extra and billable to AEC. Expense Estimates will be sent for AEC approval for any required travel/production/out of pocket expenses. Expense invoices are due for payment within 30 days of invoice date.


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8.   Both AEC and VPSI shall have a thirty (30) day cancellation clause, and may cancel for any reason with any outstanding expenses to be reimbursed by AEC within 30 days.

Upon review and acceptance, please sign one copy (see below) and fax this to our attention at your earliest convenience (VPSI fax # 416-482-9017).

Blaine, thank you for this exciting, challenging opportunity to help grow the AEC business.

We look forward to a very successful, long term and rewarding relationship.


Sincerely,

/s/ LYLE GOODIS                    /s/ CORBEE DUTCHBURN

Lyle Goodis                        Corbee Dutchburn
Partner                            Partner


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                    ACCEPTANCE OF THIS LETTER OF ENGAGEMENT
                      Accepted entirely as written above.

                                             Date:
---------------------------------                  -------------------
Mr. Blaine Froats
Chairman & CEO
Alternate Energy Corporation
3325 North Service Road, unit 104
Burlington, Ontario, Canada L7N 3G2
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